EXHIBIT 16.1
                                                                    ------------


                               HAYS & COMPANY LLP
                          CERTIFIED PUBLIC ACCOUNTANTS
                        Globally: MOORE STEPHENS HAYS LLP



DAVID A. LIFSON, CPA
EDWARD A. KUCZMARSKI, CPA
JOHN A. BASILE, CPA                                      477 MADISON AVENUE NEW
RONALD B. HEGT, CPA                                      YORK, NY 10022-5892
STUART M. FRIEDMAN, CPA                                  TELEPHONE: 212-572-5500
MARTIN R. KLEIN, CPA                                     FACSIMILE: 212-572-5572
CAROL S. MESSMAN, CPA                                    www.haysco.com





November 15, 2005



Securities and Exchange Commission
100 F Street, N.E.
Washington, D.C. 20549


Dear Sir or Madam:

We have read Item 4.01 of the MM2 Group, Inc. Form 8-K, a copy of which the registrant provided to us on October 20, 2005. We are in agreement with the statements regarding our firm contained in the second sentence of subparagraph
(a) of that Item. We have no basis to agree or disagree with other statements of the registrant contained therein.



Very truly yours,


/s/ Hays & Company LLP
--------------------------------
Hays & Company LLP










  A MEMBER OF MOORE STEPHENS INTERNATIONAL LIMITED AS: MOORE STEPHENS HAYS LLP

    MOORE STEPHENS INTERNATIONAL LIMITED IS A GROUP OF INDEPENDENT FIRMS WITH OFFICES IN PRINCIPAL CITIES WITHIN NORTH AMERICA AND THROUGHOUT THE WORLD